UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

HCA HEALTHCARE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11239	27-3865930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of principal executive offices)		(Zip Code)

(615) 344-9551

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2018, the Board of Directors (the “Board”) of HCA Healthcare, Inc. (the “Company”), based on the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Michael W. Michelson to the Board. Mr. Michelson will also serve as a member of the Company’s Audit and Compliance Committee and Finance and Investments Committee. The Board has found Mr. Michelson to be independent for purposes of the listing standards of the New York Stock Exchange, applicable Securities and Exchange Commission rules and the Company’s Corporate Governance Guidelines. The Board also increased the size of the Board to 12 members.

Mr. Michelson was appointed as a director pursuant to the Company’s Amended and Restated Certificate of Incorporation, which provides that the Board may determine the number of directors which shall constitute the Board and that a majority of the members of the Board may fill a newly created directorship resulting from any increase in the number of directors on the Board.

Mr. Michelson will participate in the Company’s non-management director compensation program as described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2017.

On January 17, 2018, the Company issued a press release announcing the election of Mr. Michelson. The press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated January 17, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2018	HCA HEALTHCARE, INC.

/s/ John M. Franck II
John M. Franck II
Vice President – Legal and Corporate Secretary